UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2013

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive

Shelton, Connecticut 06484

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 929-8810

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information described in Item 2.03 below is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On November 5, 2013, 2013, TranSwitch Corporation (“TranSwitch”) entered into an Amended and Restated Business Financing Agreement (the “Agreement”) with Bridge Bank, National Association (“Bridge Bank”) dated as of November 4, 2013, together with certain other related financing documents (the “Loan Documents”). The Agreement amends and restates TranSwitch’s existing Amended and Restated Business Financing Agreement with Bridge Bank, dated April 4, 2011, as amended. The Loan Documents collectively provide a receivables financing facility to TranSwitch of up to $5,000,000 (the “Facility”), secured by substantially all the personal property of TranSwitch, including TranSwitch’s accounts receivable and intellectual property.

Subject to the terms of the Agreement, availability under the Facility is equal to 80% of the Company’s eligible accounts receivable, with account eligibility defined in the Agreement and subject to Bridge Bank’s approval. Either party may terminate the Agreement at any time. Upon any such termination, all loan advances under the Facility would become due and payable upon demand by Bridge Bank.

Except as otherwise set forth in the Agreement, receivables financed pursuant to the Agreement will bear interest at a rate equal to the higher of (i) the prime rate (as announced by Bridge Bank) plus 2.75% or (ii) 6.00%. Bridge Bank is also entitled to the payment of certain fees and expenses pursuant to the Loan Documents.

The Agreement contains customary representations and warranties, and affirmative and negative covenants for facilities of this type, including certain restrictions on dispositions of TranSwitch’s assets, and incurrence of certain indebtedness and encumbrances. The Agreement also contains customary events of default, including payment defaults and defaults for a breach of representations and warranties or covenants. If an event of default occurs and is continuing, Bridge Bank has customary rights and remedies under the Agreement, including the right to declare all outstanding indebtedness under the Facility immediately due and payable and ceasing to advance money or extend credit.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 31, 2013, Faraj Aalaei provided notice that he would resign as a member of TranSwitch’s board of directors and from all committees thereof effective November 15, 2013. Mr. Aalaei’s resignation is not due to any disagreements with TranSwitch regarding its operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Business Financing Agreement by and between TranSwitch Corporation and Bridge Bank, National Association, dated as of November 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TranSwitch Corporation

Date: November 6, 2013	By:	/s/ Robert Bosi
Name: Robert Bosi
Title: Chief Financial Officer